Exhibit 2.2 / Exhibit A, Page 22 from Agreement and Plan of Merger.


The Agreement and Plan of Merger as originally executed was filed in a Current Report on Form 8K on December 9, 2005 and is incorporated herein by reference. The Agreement and Plan of Merger was amended as of February 14, 2006. The amendment was filed in a Current Report on Form 8K on February 14, 2006 and is incorporated herein by reference.




                                Page 1, EXHIBIT A